SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
9/4/02  	ChevronTexaco Capital Company

Shares            Price         Amount
14,500,000  	$ 99.55		$14,434,750

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.35        N/A 	 0.73%	            1.13%

Broker
Goldman Sachs & Co.

Underwriters of ChevronTexaco Capital Company

Underwriters          	                  Principal Amount
Goldman Sachs & Co.                        $600,000,000
Lehman Brothers, Inc.                       600,000,000
Salomon Smith Barney, Inc.                  300,000,000
ABN AMRO, Inc.                               50,000,000
Banc of America Securities LLC               50,000,000
Blaylock & Partners, L.P.                    50,000,000
J.P. Morgan Securities, Inc.                 50,000,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.  50,000,000
Morgan Stanley                               50,000,000
Scotia Capital (USA), Inc.                   50,000,000
Muriel Siebert & Co., Inc.                   50,000,000
Utendahl Capital Partners, L.P.              50,000,000
The Williams Capital Group, L.P.             50,000,000
Total                                 	 $2,000,000,000


SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/7/02 	Federal National Mortgage Assoc.

Shares            Price         Amount
42,000,000 	  $99.85	$41,937,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
N/A         N/A		 2.10%              3.76%

Broker
UBS Warburg LLC and Credit Suisse First Boston Corp.

Underwriters of Federal National Mortgage Assoc.

Underwriters     	                    Principal Amount
Credit Suisse First Boston Corp.             $450,000,000
First Tennessee Bank National Association     450,000,000
Merrill Lynch, Pierce, Fenner, & Smith, Inc.  450,000,000
Goldman Sachs & Co.                           110,000,000
Morgan Stanley                                 90,000,000
Bear, Stearns & Co., Inc.                      75,000,000
Deutsche Bank Securities, Inc.                 75,000,000
J.P. Morgan Securities, Inc.                   75,000,000
Lehman Brothers, Inc.                          75,000,000
Salomon Smith Barney, Inc.                     75,000,000
UBS Warburg LLC                                75,000,000
Total                                      $2,000,000,000

SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/14/02 	Federal National Mortgage Assoc.

Shares            Price         Amount
36,400,000 	  $99.69	$36,287,160

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
N/A         N/A		 2.10%              3.76%

Broker
Lehman Brothers, Inc.

Underwriters of Federal National Mortgage Assoc.

Underwriter                                  Principal Amount
Deutsche Bank Securities, Inc.               $1,107,000,000
Lehman Brothers, Inc.                         1,107,000,000
Merrill Lynch, Pierce, Fenner, & Smith, Inc.  1,107,000,000
Morgan Stanley                                  100,000,000
UBS Warburg LLC                                  87,000,000
ABN AMRO, Inc.                                   70,000,000
Bear, Stearns & Co., Inc.                        70,000,000
Credit Suisse First Boston Corp.                 70,000,000
Goldman, Sachs & Co.                             70,000,000
J.P. Morgan Securities, Inc.                     70,000,000
Salomon Smith Barney, Inc.                       70,000,000
The Williams Capital Group, L.P.                 70,000,000
Total                                        $4,000,000,000


SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/12/02	Countrywide Financial

Shares            Price         Amount
8,250,000 	  $99.65	$8,221,125

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.30         N/A 	 1.10%	           3.06%

Broker
Banc One Capital Markets, Inc.

Underwriters of Countrywide Financial

Underwriters*     	               Principal Amount*
Total                                    $750,000,000

*Principal amounts of underwriters were not available at time of filing.


SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
1/16/03 	Federal Home Loan Bank

Shares            Price         Amount
28,850,000 	  $99.78	$28,786,530

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.08        N/A 	 0.58%	           0.58%

Brokers
Deutsche Bank AG, J.P. Morgan Securities, Inc. and
Lehman Brothers, Inc.

Underwriters of Federal Home Loan Bank

Underwriters*     	               Principal Amount*
Total                                    $5,000,000,000

*Principal amounts of underwriters were not available at time of filing.


SHORT TERM BOND FUND II
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
01/23/03	Republic of Italy

Shares            Price         Amount
13,200,000 	  $99.77	$13,169,244

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
0.08         N/A 	 0.44%	           0.47%

Brokers
Credit Suisse First Boston Corp., Deutsche Bank AG and JPMorgan Chase Bank

Underwriters of Republic of Italy

Underwriters     	                   Principal Amount
Credit Suisse First Boston Corp.             $890,000,000
Deutsche Bank Securities, Inc.                890,000,000
J.P. Morgan Securities, Inc.                  890,000,000
ABN AMRO, Inc.                                 30,000,000
Banca IMI SpA                                  30,000,000
Goldman, Sachs & Co.                           30,000,000
HSBC Securities (USA) Inc.                     30,000,000
Lehman Brothers, Inc.                          30,000,000
Merrill Lynch, Pierce, Fenner, & Smith, Inc.   30,000,000
Morgan Stanley & Co., Inc.                     30,000,000
Nomura International PLC                       30,000,000
Salomon Smith Barney, Inc.                     30,000,000
UBS Warburg LLC                                30,000,000
UniCredit Banca Mobiliare SpA                  30,000,000
Total                                      $3,000,000,000